Consent of Independent Certified Public Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-49884) of Parlux Fragrances, Inc. of our report dated July 20, 1998 appearing on page F-2 of this Annual Report on Form 10-K.



PricewaterhouseCoopers  LLP
Miami, Florida
July 20, 1998